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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement No. 33-72424 of Financial Investors Trust on Form N-1A of our reports dated June 3, 1999, appearing in the Annual Reports of Financial Investors Trust Funds and Aristata Funds for the year ended April
30, 1999, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information, which are part of such Registration Statement.


Deloitte & Touche LLP

Denver, Colorado
August 25, 1999